Exhibit 23.1

January 7, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated June 27, 2018, except for the effect of the reverse stock split described in notes 10, 11, 12 and 17 dated as of October 29, 2018 to the year-end financial statements of Bionik Laboratories Corp. for the years ended March 31, 2018 and 2017 included in its Amendment No.3 to the Registration Statement on Form S-1 dated January 7, 2019.

Signed:

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario